UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

VERICHIP CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 29, 2009, VeriChip Corporation (the “Company”) announced that on May 27, 2009 it had received a letter from The Nasdaq Stock Market (“NASDAQ”) stating that, effective at the open of trading on Friday, May 29, 2009, the listing of the Company’s common stock will be transferred from the Nasdaq Global Market to the Nasdaq Capital Market. The Company’s continued listing is subject to the following condition: on or before September 1, 2009, the Company must demonstrate compliance with all continued listing standards of The Nasdaq Capital Market. If the Company is unable to meet the continued listing standards of The Nasdaq Capital Market by September 1, 2009, the Nasdaq Hearings Panel will issue a final delisting determination and suspend trading of the Company’s shares.

The Company’s common stock will continue to trade under the symbol “CHIP.” NASDAQ operates both the Nasdaq Global Market and the Nasdaq Capital Market. All companies listed on the Nasdaq Capital Market must meet certain financial requirements and adhere to similar corporate governance standards as companies listed on the Nasdaq Global Market.

On May 29, 2009, the Company issued a press release announcing that effective at the open of business on Friday, May 29, 2009, the listing of the Company’s common stock will be transferred from the Nasdaq Global Market to the Nasdaq Capital Market. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of VeriChip Corporation dated May 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: May 29, 2009	/s/ William J. Caragol
William J. Caragol
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of VeriChip Corporation dated May 29, 2009